                                                                      EXHIBIT 21



                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION



At December 31, 2001 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                                                                    STATE OF
                                                                                                    DOMICILE
                                                                                                    --------
PARENT COMPANY
   SUBSIDIARY

Capstead Mortgage Corporation ("CMC")...................................................            Maryland
   Capstead Capital Corporation.........................................................            Delaware
   Capstead Securities Corporation IV...................................................            Delaware
   CMC Securities Corporation I.........................................................            Nevada
   CMC Securities Corporation III.......................................................            Delaware
   CMC Securities Corporation IV........................................................            Delaware

   Capstead Holdings, Inc.(1)...........................................................            Delaware
     Capstead Inc.(2)...................................................................            Delaware
     CMC Securities Corporation II(2)...................................................            Delaware


(1)       CMC owns all of the issued and outstanding preferred stock.

(2) Capstead Holdings, Inc. owns all the issued and outstanding common stock.